EXHIBIT 4.1

SHAREHOLDER RIGHTS PLAN AGREEMENT

Between

SILVER STANDARD RESOURCES INC.

And

COMPUTERSHARE INVESTOR SERVICES INC.

as Rights Agent

Made as of March 9, 2012

TABLE OF CONTENTS

ARTICLE 1. INTERPRETATION		2

1.1	Certain Definitions	2

1.2	Currency	14

1.3	Number and Gender	14

1.4	Sections and Headings	14

1.5	Statutory References	14

1.6	Determination of Number and Percentage Ownership of Beneficial Ownership of Outstanding Voting Shares	14

1.7	Acting Jointly or in Concert	15

1.8	Generally Accepted Accounting Principles	15

1.9	Grandfathered Person	15

ARTICLE 2. THE RIGHTS		16

2.1	Legend on Voting Share Certificates	16

2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights	16

2.3	Adjustments to Exercise Price; Number of Rights	19

2.4	Date on Which Exercise is Effective	24

2.5	Execution, Authentication, Delivery and Dating of Rights Certificates	24

2.6	Registration, Registration of Transfer and Exchange	25

2.7	Mutilated, Lost, Stolen and Destroyed Rights Certificates	25

2.8	Persons Deemed Owners	26

2.9	Delivery and Cancellation of Certificates	26

2.10	Agreement of Rights Holders	26

ARTICLE 3. ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS		27

3.1	Flip-In Event	27

3.2	Fiduciary Duties of the Board	29

ARTICLE 4. THE RIGHTS AGENT		29

4.1	General	29

4.2	Merger, Amalgamation, Consolidation or Change of Name of Rights Agent	30

4.3	Duties of Rights Agent	30

4.4	Change of Rights Agent	32

4.5	Compliance with Money Laundering Legislation	32

4.6	Privacy Provision	33

ARTICLE 5. MISCELLANEOUS		33

5.1	Redemption, Waiver, Extension and Termination	33

5.2	Expiration	34

i

5.3	Issuance of New Rights Certificates	34

5.4	Supplements and Amendments	35

5.5	Fractional Rights and Fractional Shares	36

5.6	Rights of Action	36

5.7	Holder of Rights Not Deemed a Shareholder	37

5.8	Notice of Proposed Actions	37

5.9	Effective Time	37

5.10	Reconfirmation	37

5.11	Notices	38

5.12	Costs of Enforcement	38

5.13	Regulatory Approvals	39

5.14	Unlawful Distributions	39

5.15	Successors	39

5.16	Benefits of this Agreement	39

5.17	Effective Date	39

5.18	Determinations and Actions by the Board	39

5.19	Governing Law	40

5.20	Language	40

5.21	Counterparts	40

5.22	Severability	40

5.23	Time of the Essence	40

ii

SHAREHOLDER RIGHTS PLAN AGREEMENT

THIS AGREEMENT is made as of March 9, 2012

BETWEEN:

SILVER STANDARD RESOURCES INC., a corporation incorporated under the laws of British Columbia

(the “Corporation”)

AND:

COMPUTERSHARE INVESTOR SERVICES INC., a trust company existing under the laws of Canada and registered to carry on business in the Province of British Columbia

(the “Rights Agent”)

WHEREAS:

A.
The Board has determined that it is advisable and in the best interests of the Corporation to adopt a shareholder rights plan (the “Rights Plan”): (i) to ensure, to the extent possible, that the Shareholders and the Board have sufficient time to consider and evaluate any unsolicited Offer to Acquire; (ii) to provide the Board with sufficient time to properly develop and pursue alternatives to any unsolicited Offer to Acquire that could maximize value for Shareholders; and (iii) to ensure that Shareholders are treated fairly in connection with any take-over bid for the Corporation or other acquisition of control of the Corporation.

B.	In order to implement the Rights Plan, the Board has:

(i)	authorized the issuance on the Effective Date of one right (a “Right”) in respect of each Common Share outstanding at the Record Time;

(ii)	authorized the issuance of one Right in respect of each Voting Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time; and

(iii)	authorized the issuance of Rights Certificates to holders of Rights pursuant to the terms and subject to the conditions set forth herein.

C.	Each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein.

D.
The Corporation desires to select and appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights, the exercise of Rights and other matters referred to herein.

NOW THEREFORE, in consideration of the premises and respective covenants and agreements set forth herein, the parties hereby agree as set forth below.

ARTICLE 1.
INTERPRETATION

1.1	Certain Definitions

For the purposes of this agreement, including the recitals hereto, the terms set forth below have the meanings indicated.

(a)
“Acquiring Person” means, subject to Section 1.9, any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term “Acquiring Person” shall not include:

(i)	the Corporation or any Subsidiary of the Corporation;

(ii)
any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of any one or any combination of: (A) Voting Share Reductions; (B) Permitted Bid Acquisitions; (C) Exempt Acquisitions; (D) Pro Rata Acquisitions; or (E) Convertible Security Acquisitions; provided that if a Person shall become the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of any one or any combination of Voting Share Reductions, Permitted Bid Acquisitions, Exempt Acquisitions, Pro Rata Acquisitions or Convertible Security Acquisitions, if thereafter, such Person, while such Person is the Beneficial Owner of 20% or more of the outstanding Voting Shares, becomes the Beneficial Owner of additional Voting Shares which result in an increase of such Person's Beneficial Ownership of Voting Shares by more than 1.0% of the number of such Voting Shares outstanding as at the time of acquisition (other than pursuant to one or any combination of Voting Share Reductions, Permitted Bid Acquisitions, Exempt Acquisitions, Pro Rata Acquisitions or Convertible Security Acquisitions), then, as of the date such Person becomes the Beneficial Owner of such additional outstanding Voting Shares, such Person shall be an “Acquiring Person”; or

(iii)
an underwriter or members of a banking or selling group that becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares in connection with a distribution of securities pursuant to an underwriting agreement with the Corporation.

(b)
“Affiliate”, when used to indicate a relationship with a specified Person, means a Person that, directly or indirectly (including through one or more intermediaries), controls, or is controlled by or is under common control with, such specified Person.

(c)
“Agreement” means this shareholder rights plan agreement dated as of the date hereof, as the same may be amended or supplemented from time to time; “hereof”, “herein”, “hereto” and similar expressions mean and refer to this Agreement as a whole and not any particular part of this Agreement.

(d)	“Associate”, when used to indicate a relationship with a specified Person, means:

(i)
a spouse of such specified Person or any Person of the same or opposite sex with whom such specified Person is living in a conjugal relationship outside marriage or a child of such specified Person; and

(ii)	any relative of such specified Person or of a spouse or other Person mentioned in Section 1.1(d)(i) if that relative has the same residence as such specified Person.

(e)	A Person shall be deemed the “Beneficial Owner” of, and to have “Beneficial Ownership” of, and to “Beneficially Own”:

(i)	any securities as to which such Person or any of such Person’s Affiliates or Associates is the direct or indirect owner at law or in equity;

(ii)
any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to become the owner at law or in equity (within 60 days of the date of determination of Beneficial Ownership and whether or not on condition or the occurrence of any contingency or the making of one or more payments) upon the conversion, exchange or exercise of Convertible Securities or pursuant to any agreement, arrangement, pledge or understanding (whether or not in writing) (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities and other than pledges of securities in the ordinary course of business); and

(iii)	any securities that are Beneficially Owned within the meaning of Section 1.1(e)(i) or 1.1(e)(ii) by any other Person with which such Person is acting jointly or in concert,

provided, however, that a Person shall not be deemed the “Beneficial Owner” or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security:

(iv)	because either:

(A)
the holder of such security has agreed pursuant to a Permitted Lock-up Agreement to deposit or tender such security to a Take-over Bid made by such Person, any of such Person’s Affiliates or Associates or any other Person referred to in Section 1.1(e)(iii); or

(B)
such security has been deposited or tendered pursuant to any Take-over Bid made by such Person or by any of such Person’s Affiliates or Associates or any other Person referred to in Section 1.1(e)(iii), in either case until such deposited or tendered security has been unconditionally accepted for payment or exchange or taken up and paid for, whichever shall first occur;

(v)	because such Person, any of such Person’s Affiliates or Associates or any other Person referred to in Section 1.1(e)(iii) holds such security provided that:

(A)
the ordinary business of such Person (the “Investment Manager”) includes the management or administration of investment funds for others (which others, for greater certainty, may include and be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of the Investment Manager’s duties for the account of any other Person (a “Client”);

(B)	such Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each, an “Estate Account”) or in relation to other accounts (each, an “Other Account”) and holds such security in the ordinary course of such duties for such Estate Accounts or for such Other Accounts;

(C)	such Person is a Crown agent or agency (the “Crown Agent”);

(D)
the Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the “Statutory Body”) includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such; or

(E)
the Person (the “Plan Administrator”) is the administrator or the trustee of one or more pension funds or plans (each, a “Plan”) registered under the laws of Canada or any province thereof or the corresponding laws of the jurisdiction by which such Plan is governed or is such a Plan and the Plan Administrator or Plan holds such security for the purposes of its activities as such;

provided, however, that in any of the foregoing cases, the Investment Manager, the Trust Company, the Crown Agent, the Statutory Body, the Plan Administrator or the Plan, as the case may be, is not then making or has not then announced a current intention to make a Take-over Bid, alone or by acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by the Corporation, or a Permitted Bid or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or an organized over-the-counter market in respect of securities of the Corporation;

(vi)	because such Person:

(A)	is a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security;

(B)	has an Estate Account or an Other Account with the same Trust Company as another Person on whose account the Trust Company holds such security; or

(C)	is a Plan with the same Plan Administrator as another Plan on whose account the Plan Administrator holds such security;

(vii)	because such Person:

(A)	is a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager;

(B)	has an Estate Account or an Other Account with a Trust Company and such security is owned at law or in equity by the Trust Company; or

(C)	is a Plan and such security is owned at law or in equity by the Plan Administrator of such Plan; or

(viii)	because such Person is the registered holder of securities as a result of carrying on the business of, or acting as a nominee for, a securities depositary.

For the purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, any unissued Voting Shares as to which such Person is deemed the Beneficial Owner pursuant to this Section 1.1(e) shall be deemed outstanding.

(f)	“Board” means the board of directors of the Corporation and any duly constituted and empowered committee thereof authorized by the Board to act on its behalf hereunder.

(g)
“Business Corporations Act” means the Business Corporations Act (British Columbia), as amended from time to time, and the regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto.

(h)
“Business Day” means any day, other than a Saturday or Sunday or a day on which banking institutions in Vancouver, British Columbia, Toronto, Ontario or New York, New York are authorized or obligated by law to close.

(i)
“Canadian Dollar Equivalent” of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S.-Canadian Exchange Rate on such date;

(j)
“Close of Business” on any given date means the time on such date (or, if such date is not a Business Day, the time on the next Business Day) at which the principal office of the transfer agent for the Voting Shares in Vancouver, B.C. (or, after the Separation Time, the principal office of the Rights Agent in Vancouver, B.C.) is closed to the public.

(k)
“Common Shares” means the common shares without nominal or par value in the capital of the Corporation and any other shares in the capital of the Corporation into which such shares may be subdivided, consolidated, reclassified or changed; provided, however, that “common shares”, when used with reference to any Person other than the Corporation, shall mean the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person.

(l)	“Competing Permitted Bid” means a Take-over Bid that:

(i)	is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of such Permitted Bid or Competing Permitted Bid;

(ii)	satisfies all components of the definition of a Permitted Bid other than the requirement set forth in Section 1.1(jj)(ii)(A)(1); and

(iii)
contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, irrevocable and unqualified conditions that no Voting Shares shall be taken up or paid for pursuant to such Take-over Bid prior to the Close of Business on a date that is no earlier than the later of:

(A)	35 days after the date of such Take-over Bid; and

(B)
the earliest date on which Voting Shares may be taken up or paid for under any other Permitted Bid or Competing Permitted Bid that preceded the Competing Permitted Bid that is then outstanding for the Voting Shares, provided that, should a Competing Permitted Bid cease to be a Competing Permitted Bid because it ceases to meet any or all of the requirements mentioned above prior to the time it expires (after giving effect to any extension) or is withdrawn, then any acquisition of Voting Shares made pursuant to such Competing Permitted Bid, including any acquisition of Voting Shares made prior to such time, shall not be a Permitted Bid Acquisition.

(m)	“Controlled”: a corporation is “controlled” by another Person or two or more Persons acting jointly or in concert if:

(i)
securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or two or more Persons acting jointly or in concert; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

and “control”, “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

(n)
“Convertible Security” means a security issued from time to time by the Corporation (other than the Rights) convertible into or exchangeable for a Voting Share and a “Convertible Security Acquisition” means an acquisition by a Person of Voting Shares upon the exercise, conversion or exchange of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

(o)	“Co-Rights Agents” has the meaning ascribed thereto in Section 4.1(a).

(p)	“Disposition Date” has the meaning ascribed to it in Section 5.1(e).

(q)	“Dividend Reinvestment Acquisition” means an acquisition of Voting Shares pursuant to a Dividend Reinvestment Plan.

(r)
“Dividend Reinvestment Plan” means a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities where such plan permits the holder to direct that some or all of:

(i)	dividends paid in respect of shares of any class of the Corporation;

(ii)	proceeds of redemption of shares of the Corporation;

(iii)	interest paid on evidences of indebtedness of the Corporation; or

(iv)	optional cash payments;

be applied to the purchase from the Corporation of Voting Shares.

(s)	“Effective Date” means the date hereof.

(t)	“Election to Exercise” has the meaning ascribed thereto in Section 2.2(d)(ii).

(u)	“Exchange” means the Toronto Stock Exchange and any other exchange or market on which the Common Shares may, from time to time, be listed or quoted for trading.

(v)	“Exempt Acquisition” means an acquisition of Voting Shares:

(i)	in respect of which the Board has waived the application of Section 3.1 pursuant to Sections 5.1(d) or 5.1(e); or

(ii)	pursuant to a Dividend Reinvestment Plan.

(w)
“Exercise Price” means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be:

(i)	until the Separation Time, an amount equal to four times the Market Price, from time to time, per Common Share; and

(ii)	from and after the Separation Time, an amount equal to four times the Market Price, as at the Separation Time, per Common Share.

(x)	“Expansion Factor” has the meaning ascribed thereto in Section 2.3(b)(v)(A).

(y)	“Expiration Time” means the earlier of:

(i)	the Termination Time; and

(ii)	the date of termination of this agreement pursuant to Section 5.9 or 5.10.

(z)
“Fiduciary” means a trust company registered under the trust company legislation of Canada or any province thereof, a trust company organized under the laws of any state of the United States, a portfolio manager registered under the securities legislation of one or more provinces of Canada or an investment adviser registered under the United States Investment Advisers Act of 1940, as amended, or any other securities legislation of the United States or any state of the United States.

(aa)	“Flip-in Event” means a transaction or event in or pursuant to which any Person becomes an Acquiring Person.

(bb)	“Grandfathered Person” has the meaning ascribed thereto in Section 1.9.

(cc)	“holder” has the meaning ascribed thereto in Section 2.8.

(dd)	“Independent Shareholders” means holders of Voting Shares, other than any:

(i)	Acquiring Person;

(ii)	Offeror;

(iii)	Affiliate or Associate of such Acquiring Person or Offeror;

(iv)	Person acting jointly or in concert with such Acquiring Person or Offeror; and

(v)
employee benefit plan, stock purchase plan, deferred profit sharing plan and any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of such plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting and direct whether or not the Voting Shares are to be tendered to a Take-over Bid.

(ee)
“Market Price” per share of any securities on any date of determination means the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 shall have caused any closing price in respect of any Trading Day used to determine the Market Price not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such Closing Price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

(i)
the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each of such securities as reported by the principal stock exchange on which such securities are listed or admitted to trading (provided that, if at the date of determination such securities are listed or admitted to trading on more than one stock exchange, then such price or prices shall be determined based upon the stock exchange on which such securities are then listed or admitted to trading on which the largest number of such securities were traded during the most recently completed calendar year);

(ii)
if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a U.S. national securities exchange under Section 6 of the 1934 Exchange Act, then the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each such share of such securities in the over-the-counter market, as reported by any reporting system then in use; or

(iii)
if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a U.S. national securities exchange under Section 6 of the 1934 Exchange Act or quoted by any such reporting system, then the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities, provided that, if for any reason none of such prices are available on such date, then the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined by a nationally or internationally recognized Canadian investment dealer or investment banker selected in good faith by the Board with respect to the fair value per share of such securities. The Market Price shall be expressed in Canadian dollars and, if initially in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof on the relevant Trading Day.

(ff)	“Nominee” has the meaning ascribed thereto in Section 2.2(c).

(gg)	“Offer to Acquire” shall include:

(i)	an offer to purchase, or a solicitation of an offer to sell, Voting Shares or a public announcement of an intention to make such an offer or solicitation; and

(ii)	an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited,

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

(hh)
“Offeror” means a Person who has announced an intention to make or who has made a Take-over Bid (including a Permitted Bid or Competing Permitted Bid, but excluding an Offer to Acquire made by an Investment Manager, Trust Company, Crown Agent, Statutory Body, Plan Administrator or Plan referred to in Section 1.1(e)(v), pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) in the circumstances contemplated in Section 1.1(e)(v) but only so long as the Take-over Bid so announced or made has not been withdrawn or terminated or has not expired.

(ii)	“Offeror’s Securities” means the Voting Shares Beneficially Owned on the date of an Offer to Acquire by an Offeror.

(jj)	“Permitted Bid” means a Take-over Bid made by an Offeror by way of a Take-over Bid circular which also complies with the following additional provisions:

(i)	the Take-over Bid is made to all holders of record of Voting Shares other than the Offeror;

(ii)	the Take-over Bid contains, and the take-up and payment for securities tendered or deposited thereunder are subject to, an irrevocable and unqualified provision that:

(A)	no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid:

(1)	prior to the Close of Business on the 60th day following the date of the Take-over Bid; and

(2)	if less than 50% of the Voting Shares held by Independent Shareholders have been deposited pursuant to the Take-over Bid and not withdrawn;

(B)
Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period described in Section 1.1(jj)(ii)(A)(1) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(C)
if the condition set forth in Section 1.1(jj)(ii)(A)(2) is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement, provided that, should a Permitted Bid cease to be a Permitted Bid because it ceases to meet any or all of the requirements mentioned above prior to the time it expires (after giving effect to any extension) or is withdrawn, then any acquisition of Voting Shares made pursuant to such Permitted Bid, including any acquisition of Voting Shares made prior to such time, shall not be a Permitted Bid Acquisition. The term “Permitted Bid” shall include a Competing Permitted Bid.

(kk)	“Permitted Bid Acquisition” means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid.

(ll)
“Permitted Lock-up Agreement” means an agreement between an Offeror and another Person (the “Locked-up Person”) whereby the Locked-up Person agrees to deposit or tender the Voting Shares held by the Locked-up Person to the Offeror's Take-over Bid that is a Permitted Bid (the “Lock-up Bid”) and the agreement:

(i)
permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-over Bid, or to support another transaction, that provides for a consideration for each Voting Share that is higher than the consideration contained in or proposed to be contained in the Lock-up Bid; or

(ii)	(A)
permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-over Bid, or to support another transaction, that provides for a consideration for each Voting Share that exceeds by as much as or more than a specified amount (the “Specified Amount”) the consideration for each Voting Share contained in or proposed to be contained in the Lock-up Bid; and

(B)	does not by its terms provide for a Specified Amount that is greater than 7% of the consideration for each Voting Share contained in or proposed to be contained in the Lock-up Bid;

and, for greater certainty, the Permitted Lock-up Agreement may (1) contain a right of first refusal in favour of the Offeror or (2) require a period of delay to give the Offeror an opportunity to match or exceed the consideration offered in another Take-over Bid or transaction or (3) contain other similar limitations on a Locked-up Person's right to withdraw Voting Shares from the Permitted Lock-up Agreement and not tender such Voting Shares to the Lock-up Bid, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares in sufficient time to tender to the other Take-over Bid or participate in the other transaction; and

(iii)
does not provide for the payment by the Locked-up Person, in the event that the Locked- up Person fails to deposit or tender Voting Shares to the Lock-up Bid or withdraws the Voting Shares in order to tender to another Take-over Bid or participate in another transaction, of any “break-up” fees, “top-up” fees, penalties, expense reimbursement or other amounts that exceed in the aggregate the greater of:

(A)	the cash equivalent of 2.5% of the consideration that the Locked-up Person would have received under the Lock-up Bid; and

(B)
50% of the amount by which the consideration payable to the Locked-up Person under another Take-over Bid or transaction exceeds the consideration such Locked-up Person would have received under the Lock-up Bid; and

(iv)
is disclosed to the public, including the Corporation, by making copies thereof available not later than the date on which the Lock-up Bid has been publicly announced (or, if the Lock-up Bid has been publicly announced prior to the date on which the Permitted Lock-up Agreement is entered into, not later than such date).

(mm)
“Person” includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation or other incorporated or unincorporated organization, syndicate or other entity.

(nn)	“Privacy Laws” has the meaning attributed thereto in Section 4.6.

(oo)	“Pro Rata Acquisition” means an acquisition by a Person of Beneficial Ownership of Voting Shares pursuant to:

(i)
a Dividend Reinvestment Acquisition or a stock dividend, stock split or other event pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of Voting Shares;

(ii)
the acquisition or exercise of rights to purchase Voting Shares or Convertible Securities distributed to all holders of Voting Shares (other than holders resident in any jurisdiction where such distribution is restricted or impractical as a result of applicable law) by the Corporation pursuant to a rights offering (but only if such rights are acquired directly from the Corporation); or

(iii)	a distribution of Voting Shares or Convertible Securities made pursuant to a prospectus or by way of a private placement or an exercise, conversion or exchange of any such Convertible Security,

provided, however, that such Person does not thereby acquire a greater percentage of Voting Shares or of Convertible Securities so offered than the percentage of Voting Shares Beneficially Owned by such Person immediately prior to such acquisition.

(pp)	“Record Time” means the Close of Business on the Effective Date.

(qq)	“Redemption Price” has the meaning attributed thereto in Section 5.1(a).

(rr)	“Regular Periodic Cash Dividends” means cash dividends paid in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

(i)	200% of the aggregate amount of cash dividends declared payable by the Corporation on its Voting Shares in its immediately preceding fiscal year;

(ii)	300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Voting Shares in its three immediately preceding fiscal years; and

(iii)	100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(ss)	“Rights” means the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein.

(tt)	“Rights Certificate” means a certificate representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Schedule A.

(uu)	“Rights Register” and “Rights Registrar” have the respective meanings ascribed thereto in Section 2.6(a).

(vv)
“Securities Act” means the Securities Act (British Columbia), as amended, and the rules and regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto.

(ww)	“Separation Time” means:

(i)	the Close of Business on the 10th Trading Day after the earliest of:

(A)	the Share Acquisition Date;

(B)
the date of the commencement of, or first public announcement or disclosure of the intention of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid); and

(C)	the date upon which a Permitted Bid or Competing Permitted Bid ceases to be a Permitted Bid or a Competing Permitted Bid, as applicable;

provided that, if any Take-over Bid referred to in Section 1.1(ww)(i)(B) or any Permitted Bid or Competing Permitted Bid referred to in Section 1.1(ww)(i)(C) expires or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid, Permitted Bid or Competing Permitted Bid, as the case may be, shall be deemed, for the purposes of this definition, never to have been made, and provided further that if the Board determines, pursuant to Section 5.1(d) or 5.1(e), to waive the application of Section 3.1 to a Flip-in Event, then the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred; or

(ii)	such later date as may be determined by the Board in good faith.

(xx)
“Share Acquisition Date” means the first date of public announcement or disclosure by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person, which, for the purposes of this definition, shall include (without limitation) a report filed pursuant to Part 5 of Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids or Section 102.1 or 102.2 of the Securities Act (Ontario), announcing or disclosing such information.

(yy)	“Shareholder” means a holder of outstanding Voting Shares.

(zz)	“Subsidiary”: a corporation shall be deemed to be a Subsidiary of another corporation if:

(i)	it is controlled by:

(A)	that other;

(B)	that other and one or more corporations each of which is controlled by that other; or

(C)	two or more corporations each of which is controlled by that other; or

(ii)	it is a Subsidiary of a corporation that is that other's Subsidiary.

(aaa)
“Take-over Bid” means an Offer to Acquire Voting Shares or other securities if, assuming the Voting Shares or other securities subject to the Offer to Acquire are acquired and are Beneficially Owned at the date of the Offer to Acquire by the Person making the Offer to Acquire, such Voting Shares (including all Voting Shares that may be acquired upon all rights of exercise, conversion or exchange attaching to the other securities) together with the Offeror's Securities would constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

(bbb)	“Termination Time” means the time at which the right to exercise Rights shall terminate pursuant to Section 5.1.

(ccc)
“Trading Day”, when used with respect to any securities, means a day on which the stock exchange or stock exchanges on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any stock exchange, a Business Day.

(ddd)	“U.S.-Canadian Exchange Rate” means, on any date:

(i)	if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

(ii)
in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith.

(eee)
“U.S. Dollar Equivalent” of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the inverse of the U.S.-Canadian Exchange Rate in effect on such date.

(fff)	“Voting Shares” means the Common Shares and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of all directors.

(ggg)	“Voting Share Reduction” means an acquisition or redemption by the Corporation or a Subsidiary of the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding or which may be voted, increases the proportionate number of Voting Shares Beneficially Owned by any Person.

(hhh)
“1933 Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto.

(iii)
“1934 Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3	Number and Gender

Wherever the context requires, terms (including defined terms) used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.4	Sections and Headings

The division of this Agreement into Articles, Sections and Schedules and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereunder”, “hereof’, and similar expressions refer to this Agreement as amended or supplemented from time to time and not to any particular Article, Section or Schedule or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and Schedules are to Articles, Sections and Schedules of or to this Agreement.

1.5	Statutory References

Unless the context otherwise requires, any reference to a specific section, subsection, clause or rule of any act or regulation shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

1.6	Determination of Number and Percentage Ownership of Beneficial Ownership of Outstanding Voting Shares

The percentage of Voting Shares Beneficially Owned by any Person, shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

where:

A = the aggregate number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

B = the aggregate number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

Where any Person is deemed to Beneficially Own unissued Voting Shares pursuant to Section 1.1(e), such Voting Shares shall be deemed to be outstanding for the purpose of both A and B in the formula above.

1.7	Acting Jointly or in Concert

For the purposes of this Agreement, a Person is acting jointly or in concert with another Person if such first Person has any agreement, commitment or understanding, whether formal or informal or written or unwritten, with the other Person, any Affiliate or Associate of such other Person or any other Person acting jointly or in concert with such other Person to acquire or Offer to Acquire Voting Shares or Convertible Securities (other than customary agreements with and between underwriters and banking or selling group members with respect to a distribution of securities and pledges of securities in the ordinary course of business to secure indebtedness).

1.8	Generally Accepted Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be such principles in effect from time to time in Canada, including International Financial Reporting Standards, as established or adopted by the Canadian Institute of Chartered Accountants or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

1.9	Grandfathered Person

For the purposes of determining whether a Person is an Acquiring Person and interpreting the definition of “Acquiring Person”, a Person shall not be and shall not be deemed to be an Acquiring Person if such Person (a “Grandfathered Person”):

(i)	is the Beneficial Owner of more than 20% of the outstanding Voting Shares determined as at the Record Time; or

(ii)
becomes the Beneficial Owner of more than 20% of the outstanding Voting Shares after the Record Time and such Person's Beneficial Ownership of Voting Shares does not exceed the number of Voting Shares Beneficially Owned by such Person immediately prior to the Record Time by more than 1.0% of the issued and outstanding Voting Shares as at the Record Time, provided:

(iii)
that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall after the Record Time become the Beneficial Owner of additional Voting Shares constituting more than 1.0% of the outstanding Voting Shares otherwise than pursuant to one or more Permitted Bid Acquisitions, Exempt Acquisitions, Pro Rata Acquisitions or the issuance or exercise of stock options granted by the Corporation, if applicable to such Person;

(iv)	that such Grandfathered Person shall not become an Acquiring Person as a result of one or more Voting Share Reductions; and

(v)
that, if this exception shall cease to be applicable to a Grandfathered Person as aforesaid, such a Grandfathered Person shall be and shall be deemed to be an Acquiring Person as at and from the time that this exception shall not be so applicable.

ARTICLE 2.
THE RIGHTS

2.1	Legend on Voting Share Certificates

(a)
Certificates representing the Voting Shares, including without limitation, Voting Shares issued upon the exercise, conversion or exchange of Convertible Securities, issued after the Record Time but prior to the Close of Business on the earlier of the Separation Time and the Expiration Time, shall also evidence, in addition to the Voting Shares, one Right for each Voting Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

“Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement, made as of March 9, 2012, as the same may be amended or supplemented from time to time in accordance with the terms thereof (the “Rights Agreement”), between the Corporation and Computershare Investor Services Inc., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor. The Rights Agreement is also available online free of charge from www.sedar.com”

(b)
Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.

2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)
Subject to adjustment as herein set forth, each Right will entitle the holder thereof from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price. Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(b)	Until the Separation Time:

(i)	the Rights shall not be exercisable and no Right may be exercised; and

(ii)
for administrative purposes, each Right will be evidenced by the certificate for the associated Voting Share registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Voting Share.

(c)	From and after the Separation Time and prior to the Expiration Time:

(i)	the Rights may be exercised; and

(ii)	the registration and transfer of the Rights shall be separate from and independent of Voting Shares.

Promptly following the Separation Time, the Corporation will prepare or cause to be prepared and the Rights Agent will mail to each holder of record of Rights as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such rights, a “Nominee”) at such holder’s address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

(iii)
a Rights Certificate in substantially the form of Schedule A appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or judicial or administrative order, or with any article or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(iv)	a disclosure statement prepared by the Corporation describing the Rights,

provided that a Nominee shall be sent the materials provided for in Sections 2.2(c)(iii) and 2.2(c)(iv) only in respect of all Voting Shares held of record by it which are not Beneficially Owned by an Acquiring Person and the Corporation may require any Nominee or suspected Nominee to provide such information and documentation as the Corporation may reasonably require for such purpose.

(d)
Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent, at its principal office in Toronto, Ontario:

(i)	the Rights Certificate evidencing such Rights;

(ii)	an election to exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate duly completed, and executed in a manner acceptable to the Rights Agent; and

(iii)
payment by certified cheque, banker’s draft or money order payable to the order of the Rights Agent (which will promptly submit such payment to the Corporation), of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(e)
Upon receipt of a Rights Certificate, which is accompanied by a duly completed and executed Election to Exercise (which does not indicate that such Right is void as provided by Section 3.1(b)) and payment as set forth in Section 2.2(d), the Rights Agent (unless otherwise instructed in writing by the Corporation if the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

(i)
requisition from the transfer agent certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

(ii)	after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

(iii)	when appropriate, requisition from the Corporation the amount of cash, if any, to be paid in lieu of issuing fractional Common Shares;

(iv)	when appropriate, after receipt of such cash, deliver the same to or to the order of the registered holder of the Rights Certificate; and

(v)	tender to the Corporation all payments received on exercise of the Rights.

(f)
If the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)	The Corporation covenants and agrees that it will:

(i)
take all such action as may be necessary and within its power to ensure that all securities delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

(ii)
take all such action as may reasonably be considered to be necessary and within its power to comply with any applicable requirements of the Business Corporations Act, the Securities Act, the U.S. 1933 Act and the other applicable provincial or territorial securities laws, or the rules and regulations thereunder, or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights, the Rights Certificates and the issuance of any securities upon exercise of the Rights;

(iii)
use reasonable efforts to cause all securities issued upon exercise of the Rights to be listed or traded on the stock exchanges or other markets on which the securities are listed or traded at that time;

(iv)
cause to be reserved and kept available out of its authorized and unissued securities, the number of securities that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

(v)
pay when due and payable, if applicable, any and all federal, provincial, state and municipal taxes (not in the nature of income, capital gains or withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares issued upon the exercise of Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer of Rights, or the issuance or delivery of certificates for Common Shares issued upon the exercise of Rights, in a name other than that of the holder of the Rights being transferred or exercised; and

(vi)
after the Separation Time, except as permitted by Section 5.1, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3	Adjustments to Exercise Price; Number of Rights

(a)
The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3 and in Section 3.1.

(b)	If the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i)	declare or pay a dividend on the Common Shares payable in Common Shares or Convertible Securities in respect thereof other than pursuant to any Dividend Reinvestment Plan;

(ii)	subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(iii)	consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(iv)
issue any Common Shares (or Convertible Securities) in respect of, in lieu of or in exchange for existing Common Shares, whether in a reclassification, amalgamation, statutory arrangement, consolidation or otherwise, then the Exercise Price and the number of Rights outstanding (or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon the exercise of Rights) shall be adjusted as follows:

(v)	if the Exercise Price and number of Rights outstanding are to be adjusted:

(A)
the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other securities of the Corporation) (the “Expansion Factor”) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof; and

(B)	each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor;

and the adjusted number of Rights will be deemed to be allocated among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the securities of the Corporation issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other security of the Corporation) will have exactly one Right associated with it; and

(vi)
if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such distribution, subdivision, change, consolidation or issuance would hold thereafter as a result thereof.

Adjustments made pursuant to this Section 2.3(b) shall be made successively, whenever an event referred to in this Section 2.3(b) occurs.

(c)
If, after the Record Time and prior to the Expiration Time, the Corporation shall issue any of its securities other than Common Shares in a transaction of a type described in Sections 2.3(b)(i) or 2.3(b)(iv), such securities shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances, and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment.

(d)
If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1, the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1.

(e)
If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Voting Shares otherwise than in a transaction referred to in Section 2.3(b), each such Voting Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Voting Share.

(f)
If the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Voting Shares of rights, options or warrants (other than the Rights) entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Voting Shares (or Convertible Securities in respect of Voting Shares) at a price per Voting Share (or, in the case of such a Convertible Security, having an exercise, conversion or exchange price per Voting Share (including the price required to be paid to purchase such Convertible Security)) less than 90% of the Market Price per Voting Share on such record date, the Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction:

(i)
of which the numerator shall be the number of Voting Shares outstanding on such record date plus the number of Voting Shares which the aggregate offering price of the total number of Voting Shares so to be offered (and/or the aggregate initial exercise, conversion or exchange price of the Convertible Securities so to be offered (including the price required to be paid to purchase such Convertible Securities)) would purchase at such Market Price per Voting Share; and

(ii)
of which the denominator shall be the number of Voting Shares outstanding on such record date plus the number of additional Voting Shares to be offered for subscription or purchase (or into which the Convertible Securities so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price may be satisfied, in whole or in part, by consideration other than cash, the value of such consideration shall be as determined in good faith by the Board. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Convertible Securities are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted in the manner contemplated above based on the number of Voting Shares (or securities convertible into or exchangeable for Voting Shares) actually issued upon the exercise of such rights, options or warrants.

(g)
For purposes of this Agreement, the granting of the right to purchase Voting Shares (whether from treasury or otherwise) pursuant to any Dividend Reinvestment Plan or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of Convertible Securities by the Corporation) shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided, however, that in the case of any Dividend Reinvestment Plan, the right to purchase Voting Shares is at a price per share of not less than 90% of the current Market Price per Voting Share (determined as provided in such plans) of the Voting Shares.

(h)	If the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Voting Shares of:

(i)
evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Voting Shares or Convertible Securities, but including any dividend payable in securities other than Voting Shares or Convertible Securities); or

(ii)
rights, options or warrants entitling them to subscribe for or purchase Voting Shares (or Convertible Securities in respect of Voting Shares) at a price per share (or, in the case of such a Convertible Security, having an exercise, conversion or exchange price per Voting Share (including the price required to be paid to purchase such Convertible Security)) less than 90% of the Market Price per Voting Share on such record date (excluding rights, options or warrants referred to in Section 2.3(f)), the Exercise Price in effect after such record date shall be equal to the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board) of the portion of the assets, evidences of indebtedness, rights, options warrants or other securities so to be distributed applicable to each of the securities purchasable upon exercise of one Right. Such adjustment shall be made successively whenever such a record date is fixed.

(i)	Each adjustment made pursuant to this Section 2.3 shall be made as of:

(i)	the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance, in the case of an adjustment made pursuant to Section 2.3(b); and

(ii)
the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Section 2.3(f) or 2.3(h), subject to readjustment to reverse the same if such distribution shall not be made.

(j)
If the Corporation shall at any time after the Record Time and prior to the Expiration Time issue any shares (other than Voting Shares), or rights, options or warrants to subscribe for or purchase any such shares, or Convertible Securities in respect of any such shares, in a transaction referred to in any of Sections 2.3(b)(i) to 2.3(b)(iv), inclusive, if the Board acting in good faith determines that the adjustments contemplated by Sections 2.3(b), 2.3(f) and 2.3(h) in connection with such transaction will not appropriately protect the interests of the holders of Rights, then the Board may from time to time, but subject to obtaining the prior approval of the holders of the Rights obtained as set forth in Section 5.4(b), determine what other adjustments to the Exercise Price, number of Rights or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Sections 2.3(b), 2.3(f) and 2.3(h), such adjustments, rather than the adjustments contemplated by Sections 2.3(b), 2.3(f) and 2.3(h), shall be made upon the Board providing written certification thereof to the Rights Agent as set forth in Section 2.3(r). The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

(k)
Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% in such Exercise Price; provided, however, that any adjustments which by reason of this Section 2.3(k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Exercise Price made pursuant to this Section 2.3 shall be calculated to the nearest cent.

(l)
All Rights originally issued by the Corporation prior or subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(m)
Unless the Corporation shall have exercised its election, as provided in Section 2.3(n), upon each adjustment of an Exercise Price as a result of the calculations made in Sections 2.3(f) and 2.3(h), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Voting Shares obtained by:

(i)	multiplying:

(A)	the number of Voting Shares covered by a Right immediately prior to such adjustment;

by

(B)	the Exercise Price in effect immediately prior to such adjustment; and

(ii)	dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

(n)
The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Voting Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Voting Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 2.3(n), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.5, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(o)
In any case in which this Section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Voting Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Voting Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Voting Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(p)
Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any:

(i)	subdivision or consolidation of the Voting Shares;

(ii)	issuance wholly for cash of any Voting Shares at less than the Market Price;

(iii)	issuance wholly for cash of any Voting Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Voting Shares;

(iv)	stock dividends; or

(v)	issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Voting Shares,

shall not be taxable to such shareholders or shall have more favourable tax consequences to such shareholders.

(q)
Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to represent the securities so purchasable following such adjustment or change.

(r)	Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Corporation shall:

(i)	promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment; and

(ii)	promptly file with the Rights Agent and with each transfer agent for the Voting Shares a copy of such certificate and mail a brief summary thereof to each holder of Rights who requests a copy.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4	Date on Which Exercise is Effective

Each Person in whose name any certificate for Common Shares or other securities, property or assets, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, property or assets, if applicable, represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising Person hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such Voting Shares on, and such certificate shall be dated, the next Business Day on which the Voting Share transfer books of the Corporation are open.

2.5	Execution, Authentication, Delivery and Dating of Rights Certificates

(a)
The Rights Certificates shall be executed on behalf of the Corporation by any two officers of the Corporation. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)
Promptly following the Separation Time, the Corporation will notify the Rights Agent in writing of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and a disclosure statement describing the Rights, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates and statement to the holders of the Rights pursuant to Section 2.2. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof.

2.6	Registration, Registration of Transfer and Exchange

(a)
After the Separation Time, the Corporation will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby selected and appointed as “Rights Registrar” for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such selection and appointment. If the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

(b)
After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Sections 2.2(d) and 3.1(b), the Corporation will execute, and the Rights Agent will countersign, deliver and register, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(c)
All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(d)
Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized, in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

(e)	The Corporation shall not be required to register the transfer of Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7	Mutilated, Lost, Stolen and Destroyed Rights Certificates

(a)
If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)	If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

(i)	evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

(ii)
such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and, upon the Corporation’s request, the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)
As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d)
Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8	Persons Deemed Owners

The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever and the Company and the Rights Agent shall not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Voting Shares).

2.9	Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, for registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9 except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable law, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation on request.

2.10	Agreement of Rights Holders

Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

(a)	to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)	that, prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Voting Share;

(c)	that, after the Separation Time, the Rights Certificate will be transferable only on the Rights Register as provided herein;

(d)
that, prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Voting Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)	that such holder of Rights has waived its right to receive any fractional Rights or any fractional Common Shares or other securities upon exercise of a Right (except as provided herein);

(f)
that, subject to Section 5.4, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board acting in good faith, this Agreement may be supplemented or amended from time to time as provided herein; and

(g)
that, notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of the inability to perform any of its obligations under this Agreement by reason of applicable law, including any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

ARTICLE 3.
ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

3.1	Flip-In Event

(a)
Subject to Section 3.1(b) and Section 5.1, if prior to the Expiration Time a Flip-in Event occurs, each Right shall constitute, effective at the close of business on the 10th Trading Day after the Share Acquisition Date (or such longer period as may be required to satisfy the requirements of applicable securities laws of each of the provinces and territories of Canada), the right to purchase from the Corporation, upon payment of the Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of the consummation or occurrence of such Flip-in Event equal to four times the Exercise Price for an amount in cash equal to the Exercise Price (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the even that after that Share Acquisition Date an event of a type analogous to any of the events described in Section 2.3 shall have occurred).

(b)
Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Share Acquisition Date, or which may thereafter be Beneficially Owned, by:

(i)
an Acquiring Person, any Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of such Acquiring Person, or any Affiliate or Associate of such Person so acting jointly or in concert; or

(ii)
a transferee or other successor in title of Rights, direct or indirect, of an Acquiring Person, any Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such Acquiring Person, or any Affiliate or Associate of such Person so acting jointly or in concert, where such a transferee or other successor in title becomes a transferee or other successor in title concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board, acting in good faith, has determined is part of a plan, arrangement or scheme of an Acquiring Person or of any other Person referred to in this Section 3.1(b)(ii) that has the purpose or effect of avoiding Section 3.1(b)(i), shall become null and void without any further action by the Corporation and any holder of such Rights (including any transferee of, or other successor entitled to, such Rights, whether directly or indirectly) shall thereafter have no right whatsoever to exercise such Rights under any provision of this Agreement and, further, shall thereafter not have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Section 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Section 3.1(b) and such Rights shall become null and void.

(c)
Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either of Section 3.1(b)(i) or 3.1(b)(ii) or transferred to any Nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain or will be deemed to contain the following legend:

“The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or a Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of such Acquiring Person or any Affiliate or Associate of such Person so acting jointly or in concert. This Rights Certificate and the Rights represented hereby shall be void in the circumstances specified in Section 3.1(b) of the Rights Agreement.”

The Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend.

(d)
After the Separation Time, the Corporation shall do all such acts and things necessary and within its power to ensure compliance with the provisions of this Section 3.1 including, without limitation, all such acts and things as may be required to satisfy the requirements of the Business Corporations Act, the Securities Act and the applicable securities laws in any other jurisdiction where the Corporation is subject to such laws and the rules of the stock exchanges or other markets where the Common Shares are listed or traded at such time in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

3.2	Fiduciary Duties of the Board

For clarification it is understood that nothing contained in this Agreement shall be considered to affect the obligations of the directors of the Corporation to exercise their fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board shall not be entitled to recommend that holders of the Voting Shares reject or accept any Take-over Bid or take any other action including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the solicitation of additional or alternative Take-over Bids or other proposals to Shareholders that the directors believe is necessary or appropriate in the exercise of their fiduciary duties.

ARTICLE 4.
THE RIGHTS AGENT

4.1	General

(a)
The Corporation hereby selects and appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such selection and appointment. The Corporation may from time to time select and appoint such co-rights agents (“Co-Rights Agents”) as it may deem necessary or desirable, subject to the approval of the Rights Agent. If the Corporation selects and appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with approval of the Rights Agent and Co-Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and other disbursements of any expert retained by the Rights Agent with the approval of the Corporation, such approval not to be unreasonably withheld). The Corporation also agrees to indemnify the Rights Agent, its officers, directors and employees for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(b)
The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance, execution and administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)
The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation, provided that failure to inform the Rights Agent of any such event, or any defect therein, shall not affect the validity of any action taken hereunder in relation to such events.

(d)
In the event of any disagreement arising regarding the terms of this Agreement, the Rights Agent shall be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by written agreement between the parties to this Agreement or by a court of competent jurisdiction.

4.2	Merger, Amalgamation, Consolidation or Change of Name of Rights Agent

(a)
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)
In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3	Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)
The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also retain and consult with such other experts or advisors as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the Corporation’s expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of such expert or advisor.

(b)
Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking, refraining from taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chief Executive Officer or the Chief Financial Officer or other senior officer of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken, not taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)	The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct.

(d)
The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Voting Shares or Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and will be deemed to have been made by the Corporation only.

(e)
The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the authorization, execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate, or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) or any adjustment required under the provisions of Section 2.3) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment or any written notice from the Corporation or any holder that a Person has become an Acquiring Person); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to any Common Shares, when issued, being duly and validly authorized, executed, issued and delivered as fully paid and non-assessable.

(f)
The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)
The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any individual designated in writing by the Corporation, the individual believed by the Rights Agent to be Chief Executive Officer or Chief Financial Officer or other senior officer of the Corporation and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual. It is understood that instructions to the Rights Agent shall, except where circumstances make it impractical or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably practicable after the giving of such instructions.

(h)
The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i)
The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4	Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement by giving 60 days’ prior written notice (or such lesser notice as is acceptable to the Corporation) to the Corporation, to each transfer agent of Common Shares and to the holders of the Rights, all in accordance with Section 5.11 and at the expense of the Corporation. The Corporation may remove the Rights Agent by giving 30 days’ prior written notice to the Rights Agent, to each transfer agent of the Common Shares and to the holders of the Rights in accordance with Section 5.11. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection of the Corporation), then the Rights Agent (at the Corporation’s expense) or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, must be a corporation incorporated under the laws of Canada or a province thereof and authorized to carry on the business of a rights agent in British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon payment by the Corporation to the predecessor Rights Agent of all outstanding fees and expenses owed by the Corporation to the predecessor Rights Agent pursuant to this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the holders of the Rights in accordance with Section 5.11. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

4.5	Compliance with Money Laundering Legislation

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in noncompliance with any applicable anti-money laundering or antiterrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation, provided that (i) the Rights Agent’s written notice shall describe the circumstances of such non-compliance and (ii) that if such circumstances are rectified to the Rights Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.

4.6	Privacy Provision

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

ARTICLE 5.
MISCELLANEOUS

5.1	Redemption, Waiver, Extension and Termination

(a)
Subject to the prior consent of the holders of Voting Shares or Rights obtained as set forth in Section 5.4, the Board, acting in good faith, may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to Sections 5.1(d) or 5.1(e), elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of a type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(b)
If the Board elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without further notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(c)
Within 10 Business Days after the Board electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the Rights in accordance with Section 5.11. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1 or other than in connection with the purchase of Voting Shares prior to the Separation Time.

(d)	(i)
Subject to the prior consent of the holders of the Voting Shares as set forth in Section 5.4(b), the Board may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 hereof has not been waived pursuant to this Section 5.1, if such Flip-in Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares and otherwise than in the circumstances set forth in

Section 5.1(e) hereof, waive the application of Section 3.1 hereof to such Flip-in Event. In such event, the Board shall extend the Separation Time to a date at least 10 Business Days subsequent to the meeting of shareholders called to approve such waiver.

(ii)
The Board may, until a Flip-in Event shall occur, upon written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares; provided that if the Board waives the application of Section 3.1 to a particular Flip-in Event pursuant to this Section 5.1(d)(ii), the Board shall be deemed to have waived the application of Section 3.1 to any future Flip-in Event in respect of any other Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares prior to the expiry of the Take-over Bid in respect of which the waiver is or is deemed to have been granted under this Section 5.1(d)(ii).

(e)
The Board may waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board has determined within eight Business Days following a Share Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board, such Share Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Section 5.1(e) must be on the condition that such Person, within 10 days after the foregoing determination by the Board or such earlier or later date as the Board may determine (the “Disposition Date”), has reduced its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Share Acquisition Date and Section 3.1 shall apply thereto.

(f)
If a Person makes a Permitted Bid or a Competing Permitted Bid pursuant to which Voting Shares are taken up and paid for by such Person, then the Board shall, immediately upon the consummation of such acquisition, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the expiry date of the Permitted Bid or Competing Permitted Bid, as the case may be.

(g)
Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board may elect to redeem all the outstanding Rights at the Redemption Price. Upon the Rights being redeemed pursuant to this Section 5.1(g), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Voting Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

5.2	Expiration

No Person will have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except for the Rights Agent as specified in Sections 4.1(a) and 4.1(b).

5.3	Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4	Supplements and Amendments

(a)
Subject to Section 5.4(c), the Corporation may from time to time amend, vary or delete any of the provisions of this Agreement and the Rights provided that no amendment, variation or deletion made on or after the date of the meeting of the Shareholders to be held to confirm this Agreement as contemplated by Section 5.9 shall be made without the prior consent of the Shareholders or holders of the Rights, given as provided in Section 5.4(b), except that amendments, variations or deletions made for any of the following purposes shall not require such prior approval but shall be subject to subsequent ratification in accordance with Section 5.4(b):

(i)
in order to make such changes as are necessary in order to maintain the validity or effectiveness of this Agreement and the Rights as a result of any change in any applicable legislation, regulations or rules;

(ii)	in order to make such changes as are necessary in order to cure any clerical or typographical error; or

(iii)
to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that such action pursuant to this Section 5.4(a)(iii) shall not adversely affect the interests of the Shareholders or the holders of Rights in any material respect.

(b)	Any amendment, variation or deletion made by the Corporation pursuant to Section 5.4(a) shall if made:

(i)
prior to the Separation Time, be submitted to the Shareholders at the next meeting of Shareholders and the Shareholders may, by resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of such amendment, variation or deletion, confirm or reject such amendment, variation or deletion; or

(ii)
after the Separation Time, be submitted to the holders of Rights at a meeting to be held on a date not later than the date of the next meeting of Shareholders and the holders of Rights may, by resolution passed by a majority of the votes cast by the holders of Rights which have not become void pursuant to Section 3.1(b) who vote in respect of such amendment, variation or deletion, confirm or reject such amendment, variation or deletion.

Any amendment, variation or deletion pursuant to Section 5.4(a) shall be effective from the later of the date of the vote of the holders of Voting Shares or Rights, as applicable, confirming such amendment, variation or deletion and the date of approval thereof by the Exchange (except in the case of an amendment, variation or deletion made before the date of the meeting of the Shareholders to be held to confirm this Agreement as contemplated by Section 5.9 or an amendment, variation or deletion referred to in Sections 5.4(a)(i), 5.4(a)(ii) or 5.4(a)(iii), which shall be effective from the later of the date of the resolution of the Board adopting such amendment, variation or deletion and the date of approval thereof by the Exchange) and, where such amendment, variation or deletion is confirmed, it shall continue in effect in the form so confirmed). If an amendment, variation or deletion made before the date of the meeting of the

Shareholders to be held to confirm this Agreement as contemplated by Section 5.9 or an amendment, variation or deletion made pursuant to Sections 5.4(a)(i), 5.4(a)(ii) or 5.4(a)(iii) is rejected by the Shareholders or the holders of Rights or is not submitted to the Shareholders or holders of Rights as required, then such amendment, variation or deletion shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board to amend, vary or delete any provision of this Agreement to substantially the same effect shall be effective until confirmed by the Shareholders or holders of Rights, as the case may be.

(c)
For greater certainty, neither the exercise by the Board of any power or discretion conferred on it hereunder nor the making by the Board of any determination or the granting of any waiver it is permitted to make or give hereunder shall constitute an amendment, variation or deletion of the provisions of this Agreement or the Rights for purposes of this Section 5.4 or otherwise.

(d)
The approval, confirmation or consent of the holders of Rights with respect to any matter arising hereunder shall be deemed to have been given if the action requiring such approval, confirmation or consent is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof or which, prior to the Separation Time, are held otherwise than by Independent Shareholders) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation’s articles and the Business Corporations Act with respect to meetings of shareholders of the Corporation.

(e)
Notwithstanding anything in this Section 5.4 to the contrary, no amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

5.5	Fractional Rights and Fractional Shares

(a)
The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time there shall be paid, in lieu of such fractional Rights, to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right determined on the date on which such fractional Right would otherwise be issuable.

(b)
The Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share at the date of such exercise.

(c)
The Rights Agent shall have no obligation to make any payments in lieu of issuing fractions of Rights or Common Shares pursuant to Sections 5.5(a) or 5.5(b), respectively, unless and until the Corporation shall have provided to the Rights Agent the amount of cash in full to be paid in lieu of issuing such fractional Rights or Common Shares, as the case may be.

5.6	Rights of Action

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of Rights, without the consent of the Rights Agent or of the holder of any other Rights may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in this Agreement and in such holder’s Rights Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to, this Agreement.

5.7	Holder of Rights Not Deemed a Shareholder

No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Rights or Rights Certificate, as such, any of the rights of a Shareholder or any right to vote for the election of directors or upon any matter submitted to Shareholders at any meeting thereof or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting Shareholders (except as provided in Section 5.8) or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.8	Notice of Proposed Actions

In case the Corporation proposes after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation’s assets, then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.11, a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action by the Corporation.

5.9	Effective Time

This Agreement is effective and in full force and effect in accordance with its terms and conditions from and after the Effective Date. If this Agreement is not confirmed at a meeting of the Shareholders to be held before the date that is six months after the date of this Agreement by resolution passed by a majority of the votes cast by Independent Shareholders, then this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the date of such meeting; provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Sections 5.1(d) or 5.1(e)) prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.9.

5.10	Reconfirmation

This Agreement must be reconfirmed by a resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of such reconfirmation at every third annual meeting of the Corporation. If this Agreement is not so reconfirmed or is not presented for reconfirmation at such annual meeting, then this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the date of termination of the applicable annual meeting; provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Sections 5.1(d) or 5.1(e)) prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.10.

5.11	Notices

Notices or demands authorized or required by this Agreement to be given or made to or by the Rights Agent, the holder of any Rights or the Corporation will be sufficiently given or made and shall be deemed to be received if delivered or sent by registered or certified mail, postage prepaid, or by facsimile machine or other means of printed telecommunication, charges prepaid and confirmed in writing by mail or delivery, addressed (until another address is filed in writing with the Rights Agent or the Corporation, as applicable), as follows:

(a)	if to the Corporation:

Silver Standard Resources Inc.
1400-999 West Hastings Street
Vancouver, British Columbia
V6C 2W2
Attention:	Vice President, Corporate Secretary and General Counsel

Fax: 604-689-3847

(b)	if to the Rights Agent:

Computershare Investor Services Inc.
510 Burrard Street
Vancouver, British Columbia
V6C 3B9
Attention:	General Manager, Client Services

Fax: 604-661-9401

(c)	if to the holder of any Rights, to the address of such holder as it appears on the Rights Register or, prior to the Separation Time, on the registry books of the Corporation for the Voting Shares.

Any notice which is mailed or sent or delivered in the manner herein provided for shall be deemed given and received whether or not the holder receives the notice. In the event of any interruption of mail service, such notice required or permitted to be given hereunder will be deemed to be sufficiently given by advertisement of such notice in daily newspapers published in each of the cities of Vancouver and Toronto.

5.12	Costs of Enforcement

The Corporation agrees that if the Corporation or any other Person (the securities of which are purchasable upon exercise of Rights) fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) reasonably incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.13	Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to applicable law and to the receipt of any requisite approval or consent from any governmental or regulatory authority, including, without limitation, the Exchange. Notwithstanding any other provision of this Agreement, any amendment to this Agreement will be subject to the prior written consent of the Exchange.

5.14	Unlawful Distributions

If, upon the advice of outside counsel, any action or event contemplated by this Agreement would require compliance with the applicable securities laws of a jurisdiction outside of Canada or the United States, the Board acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian or United States resident Fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation, as the Corporation may determine, absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and any province or territory thereof and the United States and any state thereof in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.15	Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.16	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.17	Effective Date

This Agreement is in force as of and from the date hereof in accordance with its terms. This Agreement and all outstanding Rights shall terminate and no longer be of any force or effect from and after the Expiration Time.

5.18	Determinations and Actions by the Board

All actions, calculations, interpretations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board for the purposes hereof, in good faith:

(a)	may be relied upon by the Rights Agent; and

(b)	shall not subject any member of the Board to any liability to the holders of the Rights or to any other parties.

5.19	Governing Law

This Agreement and the Rights issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes will be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.20	Language

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent ou qui en coulent soient redigés en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto or resulting therefrom be drawn up in English.

5.21	Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

5.22	Severability

If any Article, Section or other provision hereof or the application thereof to any circumstances or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Article, Section or other provision or such right shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Articles, Sections and other provisions hereof or rights hereunder in such jurisdiction or the application of such Article, Section or other provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.23	Time of the Essence

Time shall be of the essence hereof.

The remainder of this page has been left intentionally blank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

SILVER STANDARD RESOURCES INC.

Name:  /s/ John Smith
Title:   JOHN SMITH, PRESIDENT & CEO

Name:   /s/ Kristen Riddell
Title:   KRISTEN RIDDELL, VP GENERAL COUNSEL & CORPORATE SECRETARY

COMPUTERSHARE INVESTOR SERVICES INC.

Name:   /s/ Loretta Pataki
Title:   LORETTA PATAKI, ASSOCIATE RELATIONSHIP MANAGER

Name:   /s/ Teresa Kwan
Title:   TERESA KWAN, RELATIONSHIP MANAGER

SCHEDULE A

Form of Rights Certificate

Certificate No.	___________Rights

THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM MAY BECOME VOID.

RIGHTS CERTIFICATE

This certifies that , or its registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated as of March 9, 2012 (the “Rights Agreement”) between Silver Standard Resources Inc., a corporation incorporated under the laws of British Columbia (the “Corporation”) and Computershare Investor Services Inc., a trust company, as rights agent (the “Rights Agent”) (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement), one fully paid common share of the Corporation (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in the city of Toronto. The Exercise Price shall be an amount expressed in Canadian dollars equal to four times the Market Price (as such term is defined in the Rights Agreement) per Common Share at the Separation Time, subject to adjustment in certain events as provided in the Rights Agreement.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive securities of an entity other than the Corporation, assets, debt, equity or other securities or property or assets of the Corporation, or more or less than one Common Share (or a combination thereof), all as provided in the Rights Agreement.

The Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part thereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Corporation and are available upon written request.

The Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

No fractional Common Shares will be issued upon the exercise of any Rights evidenced hereby, but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.00001 per Right, subject to adjustment in certain events, under certain circumstances at its option.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

The Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

DATE:________________________

SILVER STANDARD RESOURCES INC.

By:___________________________________
Name:
Title:

By:___________________________________
Name:
Title:

COMPUTERSHARE INVESTOR SERVICES INC.

By:___________________________________
Name:
Title:

By:___________________________________
Name:
Title:

2

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificates)

FOR VALUE RECEIVED __________________________________________________________________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Date:__________________________________________	___________________________________________________ Signature

Signature Guarantee:	(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)
Note: Signature must be guaranteed by a major Canadian trust company, a Schedule I Canadian chartered bank, or a member of a recognized Medallion Guarantee program.

(To be completed by the assignor if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person, any Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such Acquiring Person, or any Affiliate or Associate of such Person so acting jointly or in concert. Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.

___________________________________________________ Signature ___________________________________________________ (Please print name of Signatory)

(To be attached to each Rights Certificate)

FORM OF ELECTION TO EXERCISE

TO:           COMPUTERSHARE INVESTOR SERVICES INC.

RE: SILVER STANDARD RESOURCES INC.

The undersigned hereby irrevocably elects to exercise __________________________________ whole Rights represented by the Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Address

Social Insurance, Social Security or Other Taxpayer Identification Number

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Address

Social Insurance, Social Security or Other Taxpayer Identification Number

Date:__________________________________________	___________________________________________________ Signature

Signature Guarantee:	(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Note: Signature must be guaranteed by a major Canadian trust company, a Schedule I Canadian chartered bank, or a member of a recognized Medallion Guarantee program.

(To be completed by exercisor if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person , any Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such Acquiring Person, or any Affiliate or Associate of such Person so acting jointly or in concert. Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.

___________________________________________________ Signature ___________________________________________________ (Please print name of Signatory)

NOTICE

In the event the Certificate set forth above in the applicable Forms of Assignment or Election to Exercise is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate. Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.

5